EXHIBIT 10.40

Law Offices of Mark D. Waldron, PLLC

MARK D. WALDRON
(mark@mwaldronlaw.com)	6711 Regents Blvd. W., Suite B
Tacoma, WA 98466
Paralegals:
DIANA L. ATKINS	Telephone:253.565.5800
(diana@mwaldronlaw.com)	website: mwaldronlaw.com
TERESA J. VANNICE
(teresa@mwaldronlaw.com)

October 21, 2019

SENT BY CERTIFIED MAIL; RETURN RECEIPT REQUESTED

Mr. Kelly Thompson
TNT Business Complexes, LLC
380 Leslie Way
East Wenatchee, WA 98802

Re: In re Giga Watt, Inc., Case No. 18-03197, U.S. Bankruptcy Court for the Eastern District of Washington (the “Bankruptcy Case”); Waldron v. Carlson, et al., Case No. 19-80012, pending in the Bankruptcy Case (the “Adversary Proceeding”)

Dear Mr. Thompson:

     Reference is made to that certain Order Granting Preliminary Injunction, dated June 5, 2019, entered in the above-referenced Adversary Proceeding [AP ECF No. 70] (the “Preliminary Injunction”). Reference is further made to that certain Commercial Lease Agreement, dated November 14, 2014 between TNT Business Complexes LLC and Dave Carlson / Enterprise Focus, Inc. (the “TNT Building C Lease”).

     Pursuant to the authority that the Preliminary Injunction granted to me, as Trustee, and further pursuant to the option right set forth in Paragraph 2 of the TNT Building C Lease, I hereby exercise the option to extend the TNT Building C Lease for one five (5) year term. The exercise of this option extends the term of the TNT Building C Lease from December 1, 2019 to December 1, 2024.

Mr. Kelly Thompson / TNT Business Complexes, LLC
Re: Giga Watt, Inc.
October 21, 2019; Page 2

     This letter satisfies the 30-day notice requirement and the manner of notice requirements set forth in Paragraphs 2 and 14 of the TNT Building C Lease.

Very truly yours,

/s/ Mark D. Waldron,
Mark D. Waldron, Chapter 11 Trustee
for the Estate of Giga Watt, Inc.

MDW/dla
cc: Jason Piskel, Esq.
      Pamela M. Egan, Esq.